UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 23, 2010
TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)
(734) 855-2600

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits
SIGNATURE
Form of TRW Automotive Inc. Executive Officer Cash Incentive Award Agreement
Form of TRW Automotive Holdings Corp. Inc. Executive Officer Stock-Settled Stock Appreciation Rights Agreement
Form of TRW Automotive Holdings Corp. Inc. Chief Executive Officer Stock-Settled Stock Appreciation Rights Agreement

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
At a meeting held on February 23, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of TRW Automotive Holdings Corp. and TRW Automotive Inc. (collectively, the “Company”) approved and authorized the Company to enter into Executive Officer Cash Incentive Award Agreements and Stock-Settled Stock Appreciation Rights Agreements with each executive officer (each, an “Executive”), including the named executive officers, and to establish defined contribution pension plans for certain of the Executives. The terms Disability, Cause, Good Reason and Change in Control as used below are defined in the Executives’ employment agreements.
Cash Incentive Awards for Named Executive Officers
The Committee elected to continue to use a cash component as part of the Executives’ incentive compensation on an ongoing basis. For 2010, the target value of each Executive’s cash incentive award was set at approximately 20% of the total value of incentive compensation awarded to such Executive (consisting of restricted stock units, the stock-settled stock appreciation rights described below and the cash incentive), calculated at the time of the award.
A grant date target value was set by the Committee for each Executive’s cash incentive award, which is divided into three tranches of equal value. Each tranche’s value will be adjusted based upon the Company’s stock price movement over a period of time beginning on the grant date (for tranche A), the first anniversary of the grant date (for tranche B) or the second anniversary of the grant date (for tranche C); the closing market price of the stock on such date will serve as the baseline stock price for the applicable tranche. Subject to certain early vesting provisions, each tranche will be adjusted and paid after a determination period that extends for 90 days after each of the first, second and third anniversaries of the grant date, respectively, based upon the average closing price of the Company’s common stock during the applicable determination period, as compared to the baseline stock price for that tranche. If the average closing stock price during the determination period is calculated as 70% to 130% of the baseline stock price, then the tranche’s target value will remain at target. If the average closing stock price during the determination period is greater than 130% of the baseline stock price, then the tranche’s value will be increased to 130% of the tranche’s target value. If the average closing stock price during the determination period is less than 70% of the baseline stock price, then the tranche’s target value will be reduced to zero. The Executives will become vested in their right to receive the adjusted value due, if any, of the applicable tranche on each anniversary of the grant date, provided that the Executive remains employed by the Company. However, the adjusted values will be calculated after the determination period described above and become payable thereafter. A pro rata portion of the award (to the extent not previously paid) is subject to earlier vesting in the event of the Executive’s death, Disability, involuntary termination of employment without

Cause, voluntary termination of employment for Good Reason or retirement. Further, in the event of a Change in Control, any previously unpaid portion of the award will immediately become payable.
The target value of the cash incentive award granted to each of the named executive officers is as follows:

John C. Plant, President and Chief Executive Officer	$1,400,000
Joseph S. Cantie, Executive Vice President and Chief Financial Officer	$400,000
Steven Lunn, Executive Vice President and Chief Operating Officer	$400,000
Peter J. Lake, Executive Vice President, Sales and Business Development	$200,000
This description is qualified in its entirety by reference to the full text of the form of Executive Officer Cash Incentive Award Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Stock-Settled Stock Appreciation Rights Agreements for Named Executive Officers
The Committee commenced using a new form of equity-based compensation under the Amended & Restated TRW Automotive Holdings Corp. 2003 Stock Incentive Plan, as amended (the “Plan”). In lieu of issuing stock options to the Executives in 2010, the Committee granted to each Executive stock-settled stock appreciation rights (“SSARs”) to complement the Executives’ restricted stock unit awards and the cash awards described above.
As of the grant date, the Committee awarded to each Executive (and certain other senior leaders) a number of SSARs, each of which will entitle the Executive to receive the appreciation in value of one underlying share (a “Share”) of the Company’s common stock from the grant date through the exercise date, although the stock price at exercise is limited to a maximum value of $50.00. The SSARs will also have an automatic exercise feature tied to this maximum stock value, so that if the Fair Market Value of the stock (calculated under the Plan as the average of the high and low sales prices on a given day) is equal to or greater than $50.00 on a particular date, any vested and exercisable SSARs will be automatically exercised. Upon exercise, the SSARs will be settled in Shares. Consistent with the terms of the Company’s stock options awarded in recent years, subject to certain early vesting provisions, one-third the SSARs will vest on each of the first three anniversaries of the grant date, provided that the Executive remains employed by the Company, and the SSARs will expire on the eighth anniversary of the grant date. Also consistent with the Company’s recent stock options, in the event of the Executive’s death, Disability, involuntary termination of employment without Cause or voluntary termination for Good Reason, any unvested SSARs scheduled to vest on the next vesting date will vest and become exercisable; provided that, for the Chief Executive Officer, in the event of his involuntary termination of employment without Cause or voluntary termination for Good Reason, all unvested SSARs will vest and become exercisable. Further, in the event of a Change in Control, all unvested SSARs will vest and become exercisable for all of the Executives.

The number of SSARs granted to each of the named executive officers was as follows:

John C. Plant, President and Chief Executive Officer	191,900
Joseph S. Cantie, Executive Vice President and Chief Financial Officer	58,400
Steven Lunn, Executive Vice President and Chief Operating Officer	59,700
Peter J. Lake, Executive Vice President, Sales and Business Development	30,200
This description is qualified in its entirety by reference to the full text of the form of Executive Officer Stock-Settled Stock Appreciation Rights Agreement and the form of Chief Executive Officer Stock-Settled Stock Appreciation Rights Agreement which are attached hereto as Exhibits 10.2 and 10.3 and incorporated herein by reference.
Defined Contribution Pension Plans for Named Executive Officers
As part of the Company’s cost containment efforts in 2009, it reduced the benefit accrual rate for participants in the U.S. TRW Automotive Salaried Pension Plan (as well as the corresponding supplemental retirement income plan for certain U.S.-based Executives), and amended the U.K. TRW Pension Scheme to cease further benefit accruals by employee members. Certain of the Executives participated in the affected plans. Further, The Lucas Group Funded Executive Pension Scheme (the “FERB”) in which Mr. Lunn participates was dependent on continued participation in the TRW Pension Scheme and, as a result, Mr. Lunn ceased accruing a benefit in this plan. In light of these circumstances and after considering the market competitiveness of the Company’s pension plans, the Committee authorized the Company to establish the following new defined contribution retirement plans:
•	Commencing as of the later of January 1, 2010 or the Executive’s employment commencement date, TRW Automotive Inc. will provide for certain of the U.S.-based Executives, including Mr. Cantie, a defined contribution equal to 10% of the sum of such Executive’s annual base pay and annual cash incentive (bonus) award; and

•	TRW Automotive Inc. will provide for Mr. Lunn a defined contribution benefit, while he is employed on a full-time basis, equal to GBP 225,000 in each of 2010 and 2011 and GBP 200,000 in each year thereafter.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

Exhibit No.	Description

10.1*	Form of TRW Automotive Inc. Executive Officer Cash Incentive Award Agreement

10.2*	Form of TRW Automotive Holdings Corp. Inc. Executive Officer Stock-Settled Stock Appreciation Rights Agreement

10.3*	Form of TRW Automotive Holdings Corp. Inc. Chief Executive Officer Stock-Settled Stock Appreciation Rights Agreement

*	Filed herewith

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: February 26, 2010	By:	/s/ Neil E. Marchuk
Neil E. Marchuk
Executive Vice President, Human Resources

Index to Exhibits

Exhibit No.	Description

10.1	Form of TRW Automotive Inc. Executive Officer Cash Incentive Award Agreement

10.2	Form of TRW Automotive Holdings Corp. Inc. Executive Officer Stock-Settled Stock Appreciation Rights Agreement

10.3	Form of TRW Automotive Holdings Corp. Inc. Chief Executive Officer Stock-Settled Stock Appreciation Rights Agreement